UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2014

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Share Sale and Purchase Agreement

On February 7, 2014, Cabot Financial Holdings Group Limited (“Cabot Financial Holdings”), an indirect subsidiary of Encore Capital Group, Inc. (“Encore”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”), pursuant to which Cabot Financial Holdings acquired (a) the entire issued share capital of Marlin Financial Group Limited, a company organized under the laws of England (“Marlin”) and (b) certain subordinated fixed rate loan notes of Marlin Financial Intermediate Limited, a company organized under the laws of England, which is a direct wholly owned subsidiary of Marlin (the “Acquisition”), from funds managed by Duke Street and certain individuals, including certain executive management of Marlin (collectively, the “Sellers”).

Pursuant to the terms and conditions of the Purchase Agreement and certain ancillary agreements, Cabot Financial Holdings purchased from the Sellers all of the issued and outstanding equity securities of Marlin and certain subordinated fixed rate loan notes of Marlin Financial Intermediate Limited and assumed substantially all of the outstanding debt of Marlin Intermediate Holdings plc, a subsidiary of Marlin, for an aggregate purchase price of approximately £295 million (approximately $481 million).

Equity Documents

Upon the consummation of the Purchase Agreement, certain of executive management of Marlin invested a proportion of their purchase price proceeds into various securities in Cabot Holdings S.à.r.l, the holding company of Cabot Financial Holdings.

Senior Secured Bridge Facilities

The Acquisition was financed with borrowings under the existing revolving credit facility of Cabot Financial (UK) Limited (the “Revolving Credit Facility”), a subsidiary of Cabot Financial Holdings, and under new senior secured bridge facilities (the “Senior Secured Bridge Facilities”) provided by J.P. Morgan Limited, Deutsche Bank AG, London Branch, Lloyds Bank plc, The Royal Bank of Scotland plc and UBS Limited entered into on February 7, 2014 pursuant to a Senior Secured Bridge Facilities Agreement.

The Senior Secured Bridge Facilities Agreement provides for (a) a senior secured bridge facility in an aggregate principal amount of up to £105 million (“Bridge Facility A”) and (b) a senior secured bridge facility in an aggregate principal amount of up to £151.5 million (“Bridge Facility B,” and together with Bridge Facility A, the “Bridge Facilities”). The purpose of Bridge Facility A is to provide funding for the financing, in full or in part, of the purchase price for the Acquisition and the payment of costs, fees and expenses in connection with the Acquisition, and was fully drawn on as of the closing of the Acquisition. The purpose of Bridge Facility B is to finance, in full or in part, the repurchase of any bonds tendered in any change of control offer required to be made to the holders of the £150 million 10.5% Senior Secured Notes due 2020 issued by Marlin Intermediate Holdings plc (the “Marlin Bonds”) and the premium payable thereon. Bridge Facility B will only be utilized to the extent that any holders of the Marlin Bonds elect to tender their Marlin Bonds. The Senior Secured Bridge Facilities Agreement also provides for uncommitted incremental facilities in an amount of up to £80 million for the purposes of financing future debt portfolio acquisitions. The Senior Secured Bridge Facilities have an initial term of one year and an extended term of 6.5 years if they are not repaid during the first year of issuance.

Prior to their initial maturity date, the rate of interest payable under the Senior Secured Bridge Facilities is the aggregate, per annum, of (i) LIBOR, plus (ii) an initial spread of 6.00% per annum (such spread stepping up by 50 basis points for each three-month period that the Senior Secured Bridge Facilities remain outstanding), not to exceed total caps set forth in the Senior Secured Bridge Facilities Agreement.

The Senior Secured Bridge Facilities are subject to mandatory prepayment with equity proceeds or the proceeds of other debt financings (subject to certain exceptions), at par prior to their initial maturity date. The Senior Secured Bridge Facilities have covenants that are substantially similar to those set forth in the Revolving Credit Facility (but prior to the initial maturity date, restricting the group from certain types of debt incurrence or restricted payments). The Senior Secured Bridge Facilities are guaranteed by all of the subsidiaries of Cabot Financial Limited other than Cabot Financial Holdings and share in the collateral granted to the existing senior secured notes issued by Cabot Financial (Luxembourg) S.A. on a pari passu basis. The events of default under the Senior Secured Bridge Facilities are substantially similar to those set forth in the Revolving Credit Facility and include, among other things, payment and covenant breaches and insolvencies of Cabot Financial Holdings or significant subsidiaries.

The foregoing summaries of the Purchase Agreement and the Senior Secured Bridge Facilities Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the documents, copies of which will be filed with Encore’s Annual Report on Form 10-K for the period ended December 31, 2013.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated in this item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated in this item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On February 10, 2014, Encore issued a press release announcing the Acquisition and conducted a conference call regarding the Acquisition. The press release is furnished hereto as Exhibit 99.1, a copy of the slide presentation provided in connection with the conference call is furnished hereto as Exhibit 99.2, and each is incorporated herein solely for purposes of this Item 7.01.

The information in this Current Report on Form 8-K furnished to the Securities and Exchange Commission pursuant to Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 10, 2014

99.2	Slide presentation of Encore Capital Group, Inc. dated February 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: February 10, 2014	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer